Exhibit 13.(aj)

FOURTH AMENDMENT TO
EXPENSE LIMITATION AGREEMENT

THIS FOURTH AMENDMENT TO EXPENSE LIMITATION AGREEMENT (this “Amendment”) is entered into as of May 12, 2025, by and between Hennessy Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of the Hennessy Sustainable ETF (previously known as the Hennessy Stance ESG ETF) (the “Fund”), and Hennessy Advisors, Inc., the Fund’s investment adviser (the “Adviser”).

RECITALS

WHEREAS, the Adviser and the Trust previously entered into an Expense Limitation Agreement, dated as of December 19, 2022, as amended from time to time (as so amended, the “Agreement”), pursuant to which the Adviser agreed to limit the operating expenses of the Fund; and

WHEREAS, the parties desire to amend the Agreement as described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants and the mutual promises set forth in this Amendment, the parties hereto mutually agree as follows:

1. Amendments. Schedule A to the Agreement hereby is deleted in its entirety and replaced with Schedule A attached hereto, as the same may be amended from time to time.

2. Miscellaneous.

a.  Except as amended hereby, the Agreement shall remain in full force and effect.

b.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

* * *
(Signature page follows.)

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its authorized officer as of the date first above written.

HENNESSY ADVISORS, INC.

By:          /s/ Teresa M. Nilsen
Teresa M. Nilsen
President

HENNESSY FUNDS TRUST

By:          /s/ Neil J. Hennessy
Neil J. Hennessy
President

SCHEDULE A

OPERATING EXPENSE LIMITS

(as of May 12, 2025)

Maximum Operating
Fund Name	Expense Limit*

Hennessy Sustainable ETF	0.85%

*	Expressed as a percentage of the ETF’s average daily net assets.

This amount is exclusive of all federal, state and local taxes, interest, brokerage commissions, acquired fund fees and expenses (as defined in Form N‑1A under the Investment Company Act of 1940, as amended, or any successor form thereto) and any extraordinary items.